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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   -------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(b)(2)
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                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)

NEW YORK                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                         10017
(Address of principal executive offices)                              (Zip Code)

                               WILLIAM H. MCDAVID
                                 GENERAL COUNSEL
                                 270 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                               TEL: (212) 270-2611
            (Name, address and telephone number of agent for service)
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                         TOYOTA MOTOR CREDIT CORPORATION
               (exact name of obligor as specified in its charter)

CALIFORNIA                                                            95-3375816
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

19001 SOUTH WESTERN AVENUE
TORRANCE, CA                                                               90501
(Address of principal executive offices)                              (Zip Code)

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                                 DEBT SECURITIES

                       (Title of the indenture securities)

                  --------------------------------------------

                                     GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a)  Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department, State House, Albany, New York
              12110.

              Board of Governors of the Federal Reserve System, Washington,
              D.C., 20551

              Federal Reserve Bank of New York, District No. 2, 33 Liberty
              Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2.  Affiliations with the Obligor and Guarantors.

         If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

         None.

ITEMS 3-15 are not applicable because, to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as
Trustee.

                                      - 2 -

Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of
Eligibility.

           1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001
(see Exhibit 1 to Form T-1 filed in connection with Registration Statement No.
333-76894, which is incorporated by reference.)

           2. A copy of the Certificate of Authority of the Trustee to Commence
Business (see Exhibit 2 to Form T-1 filed in connection with Registration
Statement No. 33-50010, which is incorporated by reference). On November 11,
2001, in connection with the merger of The Chase Manhattan Bank and Morgan
Guaranty Trust Company of New York, the surviving corporation was renamed
JPMorgan Chase Bank.

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to
Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

           5. Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act
(see Exhibit 6 to Form T-1 filed in connection with Registration Statement No.
33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust
Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not applicable.

           9.  Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the
Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 15th day of March, 2004

                                          JPMORGAN CHASE BANK

                                          By    /s/ James Nagy
                                             ---------------------------
                                                James Nagy
                                                Assistant Vice President

                             Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                              JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                            at the close of business
                    December 31, 2003, in accordance with a
                    call made by the Federal Reserve Bank of
                    this District pursuant to the provisions
                          of the Federal Reserve Act.

                                                                               DOLLAR AMOUNTS
                     ASSETS                                                         IN MILLIONS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ................................................              $  19,429
     Interest-bearing balances ........................................                  9,602
Securities:
Held to maturity securities............................................                    176
Available for sale securities..........................................                 53,625
Federal funds sold and securities purchased under
     agreements to resell .............................................
     Federal funds sold in domestic offices                                             26,067
     Securities purchased under agreements to resell                                    80,099
Loans and lease financing receivables:
     Loans and leases held for sale....................................                 20,359
     Loans and leases, net of unearned income                                         $163,864
     Less: Allowance for loan and lease losses                                           3,151
     Loans and leases, net of unearned income and
     allowance ........................................................                160,713
Trading Assets ........................................................                197,197
Premises and fixed assets (including capitalized leases)...............                  6,010
Other real estate owned ...............................................                    128
Investments in unconsolidated subsidiaries and
     associated companies..............................................                    828
Customers' liability to this bank on acceptances
     outstanding ......................................................                    225
Intangible assets
        Goodwill.......................................................                  2,315
        Other Intangible assets........................................                  4,997
Other assets ..........................................................                 46,892
TOTAL ASSETS ..........................................................              $ 628,662

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                                                                               LIABILITIES

Deposits
     In domestic offices ..............................................              $ 190,249
     Noninterest-bearing ..............................................              $  74,112
     Interest-bearing .................................................                116,137
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's ...........................................                136,496
     Noninterest-bearing...............................................              $   6,355
     Interest-bearing .................................................                130,141

Federal funds purchased and securities sold under agree- ments to repurchase:
     Federal funds purchased in domestic offices                                         4,639
     Securities sold under agreements to repurchase                                     71,995
Trading liabilities ...................................................                128,738
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases).........................                 23,496
Bank's liability on acceptances executed and outstanding...............                    225
Subordinated notes and debentures .....................................                  8,028
Other liabilities .....................................................                 26,985
TOTAL LIABILITIES .....................................................                590,851
Minority Interest in consolidated subsidiaries.........................                    320

                                                                               EQUITY CAPITAL

Perpetual preferred stock and related surplus..........................                      0
Common stock ..........................................................                  1,785
Surplus  (exclude all surplus related to preferred stock)..............                 16,318
Retained earnings......................................................                 19,590
Accumulated other comprehensive income.................................                   (202)
Other equity capital components........................................                      0
TOTAL EQUITY CAPITAL ..................................................                 37,491
                                                                                      --------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL                              $628,662
                                                                                     =========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of
Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

                            WILLIAM B. HARRISON JR. )
                            WILLIAM H. GRAY, III    )DIRECTORS
                            HELENE L. KAPLAN        )